UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  April 25, 2022

BITNILE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NILE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 22, 2022, Ault Alliance, Inc. (“Ault Alliance”), which is a wholly owned subsidiary of BitNile Holdings, Inc. (the “Company”), entered into a “stalking horse” Asset Purchase Agreement (the “Asset Purchase Agreement”) with EYP Group Holdings, Inc. and each of its subsidiaries and affiliated listed on the signature page to the Asset Purchase Agreement (collectively, “EYP”), pursuant to which Ault Alliance agreed to purchase substantially all of the assets of EYP (such assets, the “Assets,” and such transaction, the “Asset Purchase”).

On April 24, 2022, EYP filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). EYP has requested joint administration of the Chapter 11 cases under the caption “In re EYP Group Holdings, Inc., et al.”, Case No. 22-10367 (MFW) (the “Chapter 11 Cases”).

In connection with the Chapter 11 Cases, EYP filed motions seeking Bankruptcy Court approval of debtor-in-possession financing on the terms set forth in that certain Senior Secured Superpriority Debtor-in-Possession Financing Term Sheet, dated April 22, 2022 (the “DIP Financing Agreement”), by and among Ault Alliance and EYP. The DIP Financing Agreement provides for senior secured superpriority debtor-in-possession financing facilities (the “DIP Financing”) in a $5 million commitment, with up to $2.5 million of such commitment available upon entry of an interim order (the “Interim DIP Order”) approving the DIP Financing (the “Initial Draw”). The DIP Financing will become available upon the satisfaction of customary conditions precedent thereto, including the entry of the Interim DIP Order. The remaining portion of the commitment, minus the Initial Draw, shall become available upon entry of the final order of the Bankruptcy Court approving the DIP Financing (collectively, any borrowings under the DIP Financing the “DIP Loans”).

The DIP Financing matures on the earlier of (i) June 30, 2022, (ii) the closing date following entry of one or more final orders approving the sale of all or substantially all of the assets belonging to EYP in the Chapter 11 Cases, (iii) the acceleration of any outstanding DIP Loans following the occurrence of an uncured event of default (as defined in the DIP Financing Agreement), or (iv) entry of an order by the Bankruptcy Court in the Chapter 11 Cases either (a) dismissing such case or converting such Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code, or (b) appointing a Chapter 11 trustee or an examiner with enlarged powers relating to the operation of the business of EYP (i.e., powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code), in each case without the consent of Ault Alliance. EYP will use the DIP Financing to provide working capital and financial resources necessary to allow business operations to continue as normal during the bankruptcy sale process, including meeting obligations to employees, vendors, customers and others.

Under the Asset Purchase Agreement, Ault Alliance or its designee(s), upon the closing of the transactions contemplated thereby, will purchase the Assets and assume certain of EYP’s obligations associated with the purchased Assets through a supervised sale under Section 363 of the Bankruptcy Code. Ault Alliance’s stalking horse bid is comprised of an aggregate consideration equal to approximately Sixty-Seven Million Seven Hundred Thousand Dollars ($67,700,000), which includes the purchase price for the Assets under the Asset Purchase Agreement of Sixty-Two Million Five Hundred Thousand Dollars ($62,500,000), as adjusted by a closing working capital adjustment (the “Purchase Price”), plus Ault Alliance’s assumption of certain liabilities. The Purchase Price would be paid in cash, less the outstanding amount of the DIP Loans and the senior secured loans previously issued by Ault Alliance to EYP, in an approximate aggregate amount of Eleven Million Seven Hundred Fifty Thousand Dollars ($11,750,000), and less the amount of certain liabilities assumed by Ault Alliance.

In connection with the Asset Purchase Agreement, EYP has filed a motion for orders granting authority to sell its assets to Ault Alliance pursuant to Section 363 of the Bankruptcy Code, establishing bidding procedures, designating Ault Alliance as the stalking horse bidder, setting a hearing date on the sale of the Assets, and granting related relief. Subject to Bankruptcy Court approval of the bidding procedures for the sale of the Assets, bids will not be considered qualified for the auction unless:

a.

such bid is for an amount equal to or greater than the aggregate of the sum of (I) $62.5 million and (II) a breakup fee of $2,000,000 and an expense reimbursement of up to $900,000. In addition, the initial overbid must be at least $500,000 more than the stalking horse bid (plus the sum of the items noted above).  Further, any bidder, other than Ault Alliance, must agree to repay the DIP Loans and prepetition secured debt owed to Ault Alliance in cash at closing in connection with a successful bid;

b.	any overbid bids thereafter must be higher than the then existing bid in increments of not less than $250,000 in cash; and

c.	a higher bid will not be considered as qualified for the auction if (I) such bid contains financing or due diligence contingencies of any kind; (II) such bid is not received by in writing on or prior to the deadline established by the bidding procedures prior to the auction; (III) such bid does not contain evidence that the person submitting it has received debt and/or equity funding commitments or available cash sufficient in the aggregate to finance the purchase contemplated thereby, including a good faith deposit into escrow of no less than 10% of the purchase price, in cash; and (IV) such bid does not satisfy various other requirements included in the bidding procedures as approved by the Bankruptcy Court.

Other bidding procedures applicable to the sale will be established pursuant to the order of the Bankruptcy Court. The Asset Purchase Agreement requires the Asset Purchase to close by June 30, 2022. Consummation of the Asset Purchase is subject to Bankruptcy Court approved bidding procedures, higher and better offers made in the auction by other potential bidders, approval of the highest bidder by the Bankruptcy Court and customary closing conditions.

The foregoing descriptions of the Asset Purchase Agreement and DIP Financing Agreement do not purport to be complete and are qualified in their entirety by reference to their respective forms which are annexed hereto as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 7.01	Regulation FD Disclosure

On April 25, 2022, the Company issued a press release announcing the Asset Purchase. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

10.1	Form of Asset Purchase Agreement
10.2	Form of Senior Secured Superpriority Debtor-in-Possession Financing Term Sheet
99.1	Press Release issued by the Company on April 25, 2022
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITNILE HOLDINGS, INC.

Dated: April 25, 2022	/s/ Henry Nisser
Henry Nisser President and General Counsel